Exhibit 99.1

Climb Global Solutions Reports Fourth Quarter

and Full Year 2023 Results

Q4 2023 Net Sales, Net Income, Adjusted EBITDA

and EPS Increase to Record Levels

FY 2023 Net Sales Increased 16% to a Record $352.0 Million with Net Income of $12.3 Million or $2.72 per Share; FY Adjusted EBITDA up 16% to $24.6 Million

EATONTOWN, N.J., February 28, 2024 – Climb Global Solutions, Inc. (NASDAQ:CLMB) (“Climb”, the “Company”, “we”, or “our”), a value-added global IT channel company providing unique sales and distribution solutions for innovative technology vendors, is reporting results for the fourth quarter and full year ended December 31, 2023.

Fourth Quarter 2023 Summary vs. Same Year-Ago Quarter

●Net sales increased 20% to $106.8 million.
●Adjusted gross billings (a non-GAAP financial measure defined below) increased 24% to $397.0 million.
●Net income increased 10% to $5.2 million or $1.15 per diluted share.
●Adjusted EBITDA (a non-GAAP financial measure defined below) increased 24% to $9.2 million.

FY 2023 Summary vs. FY 2022

●Net sales increased 16% to $352.0 million.
●Adjusted gross billings increased 18% to $1.3 billion.
●Net income was $12.3 million or $2.72 per diluted share, compared to $12.5 million or $2.81 per diluted share. Excluding a one-time CEO stock grant, net income increased 13% to $14.1 million or $3.13 per diluted share.
●Adjusted EBITDA increased 16% to $24.6 million.

Management Commentary

“Our Q4 performance capped off an exceptional year for Climb as we generated quarterly records across all key financial metrics, while delivering on our acquisition objectives,” said CEO Dale Foster. “These results were driven by the execution of our core initiatives and the integration of DataSolutions, which was acquired in October 2023 and was immediately accretive to earnings. We also continued to generate organic growth in both the U.S. and Europe as we deepened relationships with current customers while adding new, cutting-edge technologies to our line card.

“Looking ahead, our strategy remains unchanged: leverage our global infrastructure to drive organic growth while executing our M&A initiatives. We will continue to evaluate opportunities to expand our geographic footprint, as well as our service and solutions offerings. Between our robust balance sheet, a growing pipeline of prospective vendors and a demonstrated track record of accretive M&A, we are well positioned to continue driving shareholder value.”

Dividend

Subsequent to quarter end, on February 27, 2024, Climb’s Board of Directors declared a quarterly dividend of $0.17 per share of its common stock payable on March 15, 2024, to shareholders of record on March 11, 2024.

Fourth Quarter 2023 Financial Results

Net sales in the fourth quarter of 2023 increased 20% to $106.8 million compared to $88.9 million for the same period in 2022. This reflects organic growth from new and existing vendors, as well as contribution from the Company’s acquisition of DataSolutions Holdings Limited (“DataSolutions”) in October 2023. In addition, adjusted gross billings in the fourth quarter of 2023 increased 24% to $397.0 million compared to $319.8 million in the year-ago period.

Gross profit in the fourth quarter of 2023 increased 31% to $21.1 million compared to $16.1 million for the same period in 2022. The increase was driven by organic growth from new vendors and the Company’s top 20 vendors in both North America and Europe, as well as contribution from DataSolutions.

Selling, general, and administrative (“SG&A”) expenses in the fourth quarter of 2023 were $12.4 million compared to $9.1 million in the year-ago period. SG&A as a percentage of adjusted gross billings was 3.1% for the fourth quarter of 2023 compared to 2.9% in the year-ago period.

Net income in the fourth quarter of 2023 increased 10% to $5.2 million or $1.15 per diluted share, compared to $4.8 million or $1.06 per diluted share for the same period in 2022. The Company’s earnings per diluted share in the fourth quarter of 2023 was negatively impacted by $0.09 in FX and $0.06 in acquisition fees associated with DataSolutions.

Adjusted EBITDA in the fourth quarter of 2023 increased 24% to $9.2 million compared to $7.4 million for the same period in 2022. The increase was driven by the aforementioned organic growth, as well as contribution from DataSolutions. Effective margin, which is defined as adjusted EBITDA as a percentage of gross profit, was 43.7% compared to 45.9% for the same period in 2022.

On December 31, 2023, cash and cash equivalents were $36.3 million compared to $20.2 million on December 31, 2022, while working capital decreased by $4.5 million during this period. The increase in cash was primarily attributed to the timing of receivable collections and payables, partially offset by the cash paid for the acquisition of DataSolutions (net of cash acquired) of $12.7 million. Climb had $1.3 million of outstanding debt on December 31, 2023, with no borrowings outstanding under its $50 million revolving credit facility.

For more information on the non-GAAP financial measures discussed in this press release, please see the section titled, “Non-GAAP Financial Measures,” and the reconciliations of non-GAAP financial measures to their nearest comparable GAAP financial measures at the end of this press release.

Conference Call

The Company will conduct a conference call tomorrow, February 29, 2024, at 8:30 a.m. Eastern time to discuss its results for the fourth quarter and full year ended December 31, 2023.

Climb management will host the conference call, followed by a question-and-answer period.

Date: Thursday, February 29, 2024
Time: 8:30 a.m. Eastern time
Toll-free dial-in number: (877) 407-9716

International dial-in number: (201) 493-6779

Conference ID: 13744515

Webcast: Climb’s Q4 & FY 2023 Conference Call

If you have any difficulty registering or connecting with the conference call, please contact Elevate IR at (720) 330-2829.

The conference call will also be available for replay on the investor relations section of the Company’s website at www.climbglobalsolutions.com.

About Climb Global Solutions

Climb Global Solutions, Inc. (NASDAQ:CLMB) is a value-added global IT distribution and solutions company specializing in emerging and innovative technologies. Climb operates across the US, Canada and Europe through multiple business units, including Climb Channel Solutions, Grey Matter and Climb Global Services. The Company provides IT distribution and solutions for companies in the Security, Data Management, Connectivity, Storage & HCI, Virtualization & Cloud, and Software & ALM industries.

Additional information can be found by visiting www.climbglobalsolutions.com.

Non-GAAP Financial Measures

Climb Global Solutions uses non-GAAP financial measures, including adjusted gross billings, adjusted net income and adjusted EBITDA, as supplemental measures of the performance of the Company’s business. Use of these financial measures has limitations, and you should not consider them in isolation or use them as substitutes for analysis of Climb’s financial results under generally accepted accounting principles in the United States of America (“U.S. GAAP”). The attached tables provide definitions of these measures and a reconciliation of each non-GAAP financial measure to the most nearly comparable measure under U.S. GAAP.

Forward-Looking Statements

The statements in this release, other than statements of historical fact, are “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and are intended to come within the safe harbor protection provided by those sections.  These forward-looking statements are subject to certain risks and uncertainties. In this press release, many of the forward-looking statements may be identified by words such as ”look forward,” “believes,” “expects,” “intends,” “anticipates,” “plans,” “estimates,” “projects,” “forecasts,” “should,”

“could,” “would,” “will,” “confident,” “may,” “can,” “potential,” “possible,” “proposed,” “in process,” “under construction,” “in development,” “opportunity,” “target,” “outlook,” “maintain,” “continue,” “goal,” “aim,” “commit,” or similar expressions, or when we discuss our priorities, strategy, goals, vision, mission, opportunities, projections, intentions or expectations. Factors, among others, that could cause actual results and events to differ materially from those described in any forward-looking statements include, without limitation, our ability to recognize the anticipated benefits of the acquisition of DataSolutions, the continued acceptance of the Company’s distribution channel by vendors and customers, the timely availability and acceptance of new products, product mix, market conditions, competitive pricing pressures, the successful integration of acquisitions, contribution of key vendor relationships and support programs, inflation, as well as factors that affect the software industry in general. The forward-looking statements contained herein are also subject generally to other risks and uncertainties that are described in the section entitled “Risk Factors” contained in Item 1A. of our Annual Report on Form 10-K for the fiscal year ended December 31, 2022, and from time to time in the Company’s filings with the Securities and Exchange Commission.

Company Contact

Drew Clark
Chief Financial Officer
(732) 389-0932
Drew@ClimbGS.com

Investor Relations Contact

Sean Mansouri, CFA
Elevate IR
(720) 330-2829
CLMB@elevate-ir.com

CLIMB GLOBAL SOLUTIONS, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED BALANCE SHEETS

(Unaudited)

(Amounts in thousands, except share and per share amounts)

	December 31,	December 31,
	2023	2022

ASSETS
Current assets
Cash and cash equivalents	$36,295	$20,245
Accounts receivable, net of allowance for doubtful accounts of $709 and $842, respectively	222,269	154,596
Inventory, net	3,741	4,766
Vendor prepayments and advances	—	890
Prepaid expenses and other current assets	6,755	4,141
Total current assets	269,060	184,638

Equipment and leasehold improvements, net	8,850	3,515
Goodwill	27,182	18,963
Other intangibles, net	26,930	19,693
Right-of-use assets, net	878	1,235
Accounts receivable long-term	797	3,114
Other assets	1,077	350
Deferred income tax assets	324	348
Total assets	$335,098	$231,856

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities
Accounts payable and accrued expenses	$249,648	$160,650
Lease liability, current portion	450	521
Term loan, current portion	540	520
Total current liabilities	250,638	161,691

Lease liability, net of current portion	879	1,296
Deferred income tax liabilities	5,554	4,137
Term loan, net of current portion	752	1,292
Non-current liabilities	2,505	2,866
Total liabilities	260,328	171,282

Stockholders’ equity
Common stock, $.01 par value; 10,000,000 shares authorized; 5,284,500 shares issued: 4,573,448 and 4,478,432 shares outstanding, respectively	53	53
Additional paid-in capital	34,647	32,715
Treasury stock, at cost, 711,052 and 806,068 shares, respectively	(12,623)	(13,230)
Retained earnings	53,215	43,904
Accumulated other comprehensive loss	(522)	(2,868)
Total stockholders’ equity	74,770	60,574
Total liabilities and stockholders’ equity	$335,098	$231,856

CLIMB GLOBAL SOLUTIONS, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF INCOME

(Unaudited)

(Amounts in thousands, except per share data)

	Year ended		Three months ended
	December 31,		December 31,
	2023	2022	2023	2022

Net sales	$352,013	$304,348	$106,783	$88,905

Cost of sales	287,766	250,254	85,713	72,794

Gross profit	64,247	54,094	21,070	16,111

Selling, general and administrative expenses	44,330	34,144	12,400	9,120
Depreciation & amortization expense	2,798	2,054	864	697
Acquisition related costs	629	582	352	137
Total selling, general and administrative expenses	47,757	36,780	13,616	9,954

Income from operations	16,490	17,314	7,454	6,157

Interest, net	927	159	168	118
Foreign currency transaction gain (loss)	(636)	(941)	(536)	(142)
Income before provision for income taxes	16,781	16,532	7,086	6,133
Provision for income taxes	4,458	4,035	1,840	1,372

Net income	$12,323	$12,497	$5,246	$4,761

Income per common share - Basic	$2.72	$2.81	$1.15	$1.06
Income per common share - Diluted	$2.72	$2.81	$1.15	$1.06

Weighted average common shares outstanding - Basic	4,401	4,331	4,427	4,355
Weighted average common shares outstanding - Diluted	4,401	4,331	4,427	4,355

Dividends paid per common share	$0.68	$0.68	$0.17	$0.17

Reconciliation of GAAP and Non-GAAP Financial Measures (unaudited)

(Amounts in thousands, except per share data)

The table below presents net sales reconciled to adjusted gross billings (Non-GAAP) (1):

	Year ended		Three months ended
	December 31,		December 31,
	2023	2022	2023	2022

Net sales	$352,013	$304,348	$106,783	$88,905
Costs of sales related to sales where the Company is an agent	908,369	760,310	290,260	230,939
Adjusted gross billings (Non-GAAP)	$1,260,382	$1,064,658	$397,043	$319,844

(1)	We define adjusted gross billings as net sales in accordance with US GAAP, adjusted for the cost of sales related to sales where the Company is an agent. We provided a reconciliation of adjusted gross billings to net sales, which is the most directly comparable US GAAP measure. We use adjusted gross billings of product and services as a supplemental measure of our performance to gain insight into the volume of business generated by our business, and to analyze the changes to our accounts receivable and accounts payable. Our use of adjusted gross billings of product and services as analytical tools has limitations, and you should not consider them in isolation or as substitutes for analysis of our financial results as reported under US GAAP. In addition, other companies, including companies in our industry, might calculate adjusted gross billings of product and services or similarly titled measures differently, which may reduce their usefulness as comparative measures.

The table below presents net income reconciled to adjusted EBITDA (Non-GAAP) (2):

	Year ended		Three months ended
	December 31,		December 31,
	2023	2022	2023	2022

Net income	$12,323	$12,497	$5,246	$4,761
Provision for income taxes	4,458	4,035	1,840	1,372
Depreciation and amortization	2,798	2,054	864	697
Interest expense	264	71	170	16
EBITDA	19,843	18,657	8,120	6,846
Share-based compensation	4,148	1,897	726	406
Acquisition related costs	629	582	352	137
Adjusted EBITDA	$24,620	$21,136	$9,198	$7,389

	Year ended		Three months ended
	December 31,		December 31,
	2023	2022	2023	2022
Components of interest, net

Amortization of discount on accounts receivable with extended payment terms	$(50)	$(109)	$(9)	$(66)
Interest income	(1,141)	(121)	(329)	(68)
Interest expense	264	71	170	16
Interest, net	$(927)	$(159)	$(168)	$(118)

(2)	We define adjusted EBITDA, as net income, plus provision for income taxes, depreciation, amortization, share-based compensation and interest. We define effective margin as adjusted EBITDA as a percentage of gross profit. We provided a reconciliation of adjusted EBITDA to net income, which is the most directly comparable US GAAP measure. We use adjusted EBITDA as a supplemental measure of our performance to gain insight into our businesses profitability when compared to the prior year and our competitors. Adjusted EBITDA is also a component to our financial covenants in our credit facility. Our use of adjusted EBITDA has limitations, and you should not consider it in isolation or as a substitute for analysis of our financial results as reported under US GAAP. In addition, other companies, including companies in our industry, might calculate adjusted EBITDA, or similarly titled measures differently, which may reduce their usefulness as comparative measures.

The table below presents net income reconciled to net income excluding one-time CEO stock grant (Non-GAAP) (3):

	Year ended		Three months ended
	December 31,		December 31,
	2023	2022	2023	2022

Net income	$12,323	$12,497	$5,246	$4,761
One-time CEO stock grant	1,796	-	-	-
Net income excluding one-time CEO stock grant	$14,119	12,497	$5,246	$4,761

Net income excluding one-time CEO stock grant per common share - diluted	$3.13	$2.81	$1.15	$1.06

(3)	We define net income excluding one-time CEO stock grant as net income, plus the stock compensation expense recognized for the one-time CEO stock grant. We provided a reconciliation of net income excluding one-time CEO stock grant to net income, which is the most directly comparable U.S. GAAP measures. We use net income excluding one-time CEO stock grant as a supplemental measure of our performance to gain insight into comparison of our businesses profitability when compared to the prior year. Our use of net income excluding one-time CEO stock grant has limitations, and you should not consider it in isolation or as a substitute for analysis of our financial results as reported under U.S. GAAP. In addition, other companies, including companies in our industry, might calculate one-time CEO stock grant, or similarly titled measures differently, which may reduce their usefulness as comparative measures.